SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report (Date of earliest event reported): September 7, 2005

OXFORD MEDIA, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51125	20-3270909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Technology Drive
Building H, Irvine, California 92618
(Address of Principal Executive Offices)

(949) 341-0050
(Registrant's telephone number including area code)

Becoming Art Inc.
Former name, former address and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

None

SECTION 2 - FINANCIAL INFORMATION

None

SECTION 3 - SECURITIES AND TRADING MARKETS

None

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

None

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 7, 2005, the board appointed Mr. David L. Parker to the Board of Directors and named Mr. Parker as Chairman of the Board of Directors and Chief Operating Officer of the Company.

Mr. Parker is currently Chairman of the Board of Special Risk Services, a boutique banking and insurance firm he co-founded in 1983, which specializes in domestic and cross-border asset backed securitization and structured finance transactions. He also serves as Chairman of Moneyline Lending Services, a California-based bank fulfillment company, as well as general partner of SRS Capital Partners, a private investment partnership that invests in privately held, emerging and/or established commercial enterprises and private real estate ventures. The principals of SRS Capital Partners are significant shareholders of Oxford Media. In 1982 he founded FISER, a registered Broker Dealer with the NASD, which was subsequently acquired by Wedbush Securities, Inc. in 1987. Prior to its acquisition, FISER was lead manager on more than $1.3 billion of new issue municipal debt in the capital markets. Mr. Parker received his BS degree in banking and finance from Brigham Young University in 1974.

At this time, the Company does not have any employment or other arrangements with Mr. Parker regarding his position on the Board or as an officer, and it is undetermined as to which, if any, committees Mr. Parker will sit on as a member. Mr. Parker has no family relationship with any other member of the board, and has not engaged in any related transactions with the Company.

SECTION 6 - ASSET BACKED SECURITIES

None

SECTION 7 - REGULATION FD

None

SECTION 8 - OTHER EVENTS

None

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

…

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD MEDIA, INC.

/s/ Thomas C. Hemingway
Thomas C. Hemingway, Chief Executive Officer

Date: September 12, 2005